Exhibit 3.1

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEOS THERAPEUTICS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Neos Therapeutics, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.                                      That the name of this corporation is Neos Therapeutics, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on June 15, 2009.

2.                                      That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

ARTICLE I

The name of this corporation is Neos Therapeutics, Inc. (the “Corporation”).

ARTICLE II

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 30,000,000 shares of Common Stock, $0.001 par value per share

(“Common Stock”) and (ii) 20,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.                                    COMMON STOCK

1.                                      General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.                                      Voting. The holders of the Common Stock are entitled at all meetings of stockholders (and in connection with all written actions in lieu of meetings) to one vote for each share of Common Stock held; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.                                    PREFERRED STOCK

1,170,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock,” 4,000,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock,” 8,830,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B-1 Preferred Stock,” and 6,000,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock,” and such Preferred Stock to have the rights, preferences, powers, privileges and restrictions, qualifications and limitations specified below. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article IV refer to sections and subsections of Part B of this Article IV.

1.                                      Dividends.

From and after the date of the issuance of any shares of Series B-1 Preferred Stock, dividends at the rate per annum of 8% of the Series B-1 Original Issue Price shall accrue on such shares of Series B-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-1 Preferred Stock) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. The Accruing Dividends shall by payable in additional shares of Series B-1 Preferred Stock, valued at the Series B-1 Original Issue Price, unless the Board of Directors of the Corporation elects to pay all or any portion of the Accruing Dividends in cash. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to obtaining any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series C Original Issue Price, Series B-1 Original Issue Price, the Series B Original Issue Price or the Series A Original Issue Price (as such terms are defined below), as applicable; provided, however, that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated, in the case of Series C Preferred Stock, based upon the dividend on the class or series of capital stock that would result in the highest Series C Preferred Stock dividend, in the case of Series B-1 Preferred Stock, based upon the dividend on the class or series of capital stock that would result in the highest Series B-1 Preferred Stock dividend, in the case of Series B Preferred Stock, based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend and, in the case of Series A Preferred Stock, based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. Any dividend paid to the holders of Series B-1 Preferred Stock pursuant to the preceding sentence shall be in addition to and not considered the payment of the Accruing Dividend. The “Series C Original Issue Price” shall mean $5.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series B-1 Original Issue Price” shall mean $5.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-1 Preferred Stock. The “Series B Original Issue Price” shall mean $5.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series A Original Issue Price” shall mean $5.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2.                                      Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1                               Preferential Payments to Holders of Preferred Stock.

2.1.1                     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the Series C Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.1, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, so that each holder receives the same percentage of its applicable preferential amount.

2.1.2                     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and if the assets of the Corporation available for distribution to its stockholders exceed the aggregate amount payable to the holders of the Series C Preferred Stock in Subsection 2.1.1 above, the holders of shares of Series B-1 Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock or Common Stock by reason of their ownership thereof, (i) with respect to the Series B-1 Preferred Stock, an amount per share equal to the Series B-1 Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon and any other dividends declared but unpaid thereon, and (ii) with respect to the Series B Preferred Stock, an amount per share equal to the Series B Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B-1 Preferred Stock and Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.2, the holders of shares of Series B-1 Preferred Stock and Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, so that each holder receives the same percentage of its applicable preferential amount.

2.1.3                     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and if the assets of the Corporation available for distribution to its stockholders exceed the aggregate amount payable to the holders of the Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock in Subsections 2.1.1 and 2.1.2 above, the holders of shares of Series B-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the Series B-1 Original Issue Price. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B-1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.3, the holders of shares of Series B-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, so that each holder receives the same percentage of its applicable preferential amount.

2.1.4                     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and if the assets of the Corporation available for distribution to its stockholders exceed the aggregate amount payable to the holders of the Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock in Subsections 2.1.1, 2.1.2 and 2.1.3 above, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.4, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, so that each holder receives the same percentage of its applicable preferential amount.

2.2                               Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock pursuant to Subsection 2.1, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series C Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series C Preferred Stock is entitled to receive under Subsections 2.1.1 and 2.2 is hereinafter referred to as the “Series C Liquidation Amount.” The aggregate amount which a holder of a share of Series B-1 Preferred Stock is entitled to receive under Subsections 2.1.2, 2.1.3 and 2.2 is hereinafter referred to as the “Series B-1 Liquidation Amount.” The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under Subsections 2.1.2 and 2.2 is hereinafter referred to as the “Series B Liquidation Amount.” The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsection 2.1.4 is hereinafter referred to as the “Series A Liquidation Amount.”

2.3                               Deemed Liquidation Events.

2.3.1                     Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock, voting together as a single class, elect otherwise by written notice sent to the Corporation at least five days prior to the effective date of any such event:

(a)                                 a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except where the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (“provided, however, that for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)                                 the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2                     Effecting a Deemed Liquidation Event.

(a)                                 The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.1.3.

(b)                                 In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), the Corporation shall effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, unless voted to be treated otherwise by the affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class (a “Preferred Stock

Majority”). Unless voted by a Preferred Stock Majority to not be treated as a dissolution of the Corporation, all consideration payable to the stockholders of the Corporation in connection with any such merger or consolidation referred to in Subsection 2.3.1(a)(ii), or all consideration payable to the Corporation and distributable to its stockholders, together with all other available assets of the Corporation, in connection with any such asset sale referred to in Subsection 2.3.1(b), shall be, as applicable, paid by the purchaser to the holders of, or distributed by the Corporation in redemption (out of funds legally available therefor) of the Preferred Stock and any other capital stock of the Corporation in accordance with the preferences and priorities set forth in Subsections 2.1 and 2.1.3 hereof, with such preferences and priorities specifically intended to be applicable in any such Deemed Liquidation Event as if such transaction were a dissolution of the Corporation. The Corporation promptly shall provide to the holders of shares of Preferred Stock such information concerning the terms of such Deemed Liquidation Event and the value of the assets of the Corporation as reasonably may be requested by the holders of Preferred Stock. Any election by a Preferred Stock Majority pursuant to this Subsection 2.3.2(b) shall be made by written notice to the Corporation at least five days prior to the closing of the relevant transaction. Upon the election of such Preferred Stock Majority hereunder, all holders of Preferred Stock shall be deemed to have made such election and such election shall bind all holders of the Preferred Stock and all holders of the Common Stock. In the event that the requirements of this Subsection 2.3.2(b) are not complied with, the Corporation shall cause such closing to be postponed until such time as the requirements of this Subsection 2.3.2(b) have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in this Subsection 2.3.2(b).

2.3.3                     Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Deemed Liquidation Event or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Subsection 2.3.3 is made in property other than cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(a)                                 For securities not subject to an investment letter or other similar restrictions on free marketability covered by (b) below:

(i)                                     if traded on a securities exchange or through the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any successor exchange or system), the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Deemed Liquidation Event;

(ii)                                  if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Deemed Liquidation Event; and

(iii)                               if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(b)                                 The method of valuation of securities subject to an investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount from the market value determined as above in (a)(i), (ii) or (iii) so as to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

2.3.4                     Escrowed Proceeds. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.1.3 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.1.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.                                      Voting.

3.1                               General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2                               Election of Directors. For so long as any shares of Series B-1 Preferred Stock and Series B Preferred Stock are outstanding, the holders of record of the shares of Series B-1 Preferred Stock and Series B Preferred Stock, voting together as a single class, shall be entitled to elect five (5) directors of the Corporation (the “Series B Directors”). Three of the Series B Directors (the “HR Directors”) shall be designated by (1) Greg Robitaille (“Robitaille”) (unless and until Robitaille or his Affiliates no longer owns at least 10% of the shares of Series B Preferred Stock purchased by Robitaille in the Initial Closing under the Preferred Stock Purchase Agreement by and among the Corporation and the signatories thereto dated on or around June 19, 2009 (the “Purchase Agreement”) or his earlier death or disability) and (2) Alan Heller (“Heller”) (unless and until Heller or his Affiliates no longer owns at least 10% of the shares of Series B Preferred Stock purchased by Heller in the Initial Closing under the Purchase Agreement or his earlier death or disability), it being understood and agreed that (i) if Robitaille is no longer eligible to designate the HR Directors, the HR Directors shall be designated by Heller if he is still eligible to designate the HR Directors, (ii) if Heller is no longer eligible to designate the HR Directors, the HR Directors shall be designated by Robitaille if he is still eligible to designate the HR Directors and (iii) if both Robitaille and Heller are no longer eligible to designate the HR Directors, the HR Directors shall be designated by the holders of a majority of the shares of Series B-1 Preferred Stock then outstanding. One Series B Director shall be designated by Burrill Life Sciences Capital Fund III, L.P. or its Affiliates (“Burrill”), for so long as Burrill owns at least 10% of the shares of Series B Preferred Stock purchased by Burrill in the Initial Closing under the Purchase Agreement. One Series B Director shall be designated by CMEA Ventures VII, L.P. or its Affiliates (“CMEA”), for so long as CMEA owns at least 10% of the shares of Series B Preferred Stock purchased by CMEA in an Additional Initial Closing under the Purchase Agreement. For so long as at least 10% of the shares of Series A Preferred Stock purchased pursuant to the Purchase Agreement remain outstanding, the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”). Solely for purposes of this Subsection 3.2, all references to shares of Series B Preferred Stock purchased under the Purchase Agreement shall be deemed to include any such shares exchanged for shares of Series B-1 Preferred Stock pursuant to the Subscription Agreement by and among the Corporation and the signatories thereto dated effective May 27, 2011. Any director elected as provided in the first five sentences of this Subsection 3.2 may be removed without cause by, and only by, the affirmative vote of the person or holders of a majority of the shares of the series of Preferred Stock, as the case may be, entitled to elect such director, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If Robitaille, Heller, Burrill, CMEA or the holders of shares of Series B-1 Preferred Stock and Series B Preferred Stock, voting as a single class, or Series A Preferred Stock, as applicable, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, in each case voting exclusively and as a separate class, pursuant to the first five sentences of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as Robitaille, Heller, Burrill, CMEA or the holders of the Series B-1 Preferred Stock and Series B Preferred Stock, voting together as a single class, or Series A Preferred Stock, as applicable, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect an individual to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock and the Series C Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3                               Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock Protective Provisions. At any time when shares of Series C Preferred Stock, Series B-1 Preferred Stock or Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class:

(a)                                 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger, consolidation or recapitalization of or involving the Corporation, effect any Deemed Liquidation Event, sell a material business unit, asset or product line of the Corporation;

(b)                                 waive, amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

(c)                                  increase or decrease the authorized number of shares of Series C Preferred Stock, Series B-1 Preferred Stock or Series B Preferred Stock;

(d)                                 create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights,

(e)                                  file with the U.S. Securities and Exchange Commission any registration statement (regardless of the form) with respect to any shares of the capital stock of the Corporation;

(f)                                   purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(g)                                  create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to create, or authorize the creation of, or issue, or authorize the issuance of any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $5,000,000;

(h)                                 create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation to an entity that is not wholly owned by the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets, or a material business unit or product line, of such subsidiary to an entity that is not wholly owned by the Corporation; or

(i)                                     increase the compensation of any senior executive of the Corporation by more than fifteen percent (15%) for any annual period;

(j)                                    grant or permit a security interest in, or otherwise encumber, all or substantially all of the assets, or a material business unit or product line, of the Corporation (except to the extent such security interest arises out of debt permitted under Subsection 3.3(g) above);

(k)                                 acquire a material amount of assets of any other person or entity through a merger or purchase of all or substantially all of the assets or capital stock of another entity if such acquisition would be material to the Corporation;

(1)                                 increase the number of shares of Common Stock available or authorized for grant under the Corporation’s stock option or similar plan;

(m)                             change the principal business of this Corporation, enter new lines of business, or exit the current line of business;

(n)                                 engage in any transaction with any of the Corporation’s officers, directors, employees or members of their family, or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any of the foregoing, except for transactions in the ordinary course of business, pursuant to reasonable requirements of the Corporation’s business and upon fair and reasonable terms; or

(o)                                 commit to any of the foregoing.

Notwithstanding the foregoing provisions of this Subsection 3.3, for so long as any shares of Series B-1 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, waive, amend, alter or repeal any right, preference or privilege of the Series B-1 Preferred Stock in an adverse manner without (in addition to any other vote required by law or this Certificate) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

3.4                               Vote Required to Increase or Decrease Size of Board. At any time when shares of Series B-1 Preferred Stock and Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, increase or decrease the authorized number of directors constituting the Board of Directors without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 75% of the then outstanding shares of Series B-1 Preferred Stock and Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class. For so long as any shares of Series B-1 Preferred Stock and Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, waive, amend, alter or repeal this Subsection 3.4 in an adverse manner without (in addition to any other vote required by law or this Certificate) the written consent or affirmative vote of the holders of at least 75% of the then outstanding shares of Series B-1 Preferred Stock and Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class.

4.                                      Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1                               Right to Convert.

4.1.1                     Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by (i) in the case of a share of Series A Preferred Stock, dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion, (ii) in the case of a share of Series B Preferred Stock, dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion, (iii) in the case of a share of Series B-1 Preferred Stock, dividing the Series B-1 Original Issue Price by the Series B-1 Conversion Price (as defined below) in effect at the time of conversion, or (iv) in the case of a share of Series C Preferred Stock, dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $5.00. The “Series B Conversion Price” shall initially be equal to $5.00. The “Series B-1 Conversion Price” shall initially be equal to $5.00. The “Series C Conversion Price” shall initially be equal to $5.00. Such initial Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price and Series C Conversion Price, and the rate at which shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, and Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2                     Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2                               Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3                               Mechanics of Conversion.

4.3.1                     Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion, unless such conversion is contingent on the occurrence of one or more events, in which case the date on which the last of such events occurs shall be the time of conversion (in either case, the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2                     Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, or the Series C Conversion Price, as the case may be, below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price, as applicable.

4.3.3                     Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

4.3.4                     No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price or the Series C Conversion Price, as applicable, shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion, but such dividends shall be paid in accordance with Subsection 4.3.1.

4.3.5                     Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4                               Adjustments to Series C Conversion Price, Series B-1 Conversion Price and Series B Conversion Price for Diluting Issues.

4.4.1                     Special Definitions. For purposes of this Article IV, the following definitions shall apply:

(a)                                 “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)                                 “Original Issue Date” shall mean June 19, 2009.

(c)                                  “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)                                 “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than Exempted Securities.

(e)                                  “Applicable Conversion Price” shall mean the Series C Conversion Price, the Series B-1 Conversion Price or the Series B Conversion Price, as applicable.

(f)                                   “Exempted Securities” shall mean the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities:

(i)                                     shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock;

(ii)                                  shares of Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock;

(iii)                               shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsections 4.5, 4.6, 4.7 or 4.8;

(iv)                              shares of Common Stock, including Options therefor, issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a stock option, incentive plan or other agreement approved by the Board of Directors of the Corporation, whether issued before or after the Original Issue Date; and

(v)                                 shares of Common Stock, Options or Convertible Securities issued to banks or other financial institutions pursuant to a debt financing or equipment leasing transaction approved by the Board of Directors of the Corporation.

4.4.2                     No Adjustment of Applicable Conversion Price. No adjustment in the Applicable Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock, voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. For the avoidance of doubt, an election not to adjust the Applicable Conversion Price pursuant to this Subsection 4.4.2 shall apply to the Series B Conversion Price, the Series B-1 Conversion Price and the Series C Conversion Price.

4.4.3                     Deemed Issue of Additional Shares of Common Stock.

(a)                                 If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or

Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                                 If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Applicable Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of

Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4, the Applicable Conversion Price shall be readjusted to such Applicable Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                                  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Applicable Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4                     Adjustment of Applicable Conversion Price Upon Issuance of Additional Shares of Common Stock.

(a)                                 In the event the Corporation shall at any time after the Original Issue Date issue an aggregate of 100,000 or more Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3) in one or more transactions, without consideration or for a consideration per share less than the applicable Series B-1 Conversion Price in effect immediately prior to such issue, then the Series B-1 Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided, however, that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued.

(b)                                 In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series B Conversion Price or Series C Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price and/or the Series C Conversion Price shall be reduced, respectively, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 x ((A + B) ÷ (A + C)).

For purposes of the foregoing formula, the following definitions shall apply:

(i)                                     “CP2” shall mean (i) in the event the Series B Conversion Price shall be reduced, the Series B Conversion Price in effect immediately after such issue of Additional Shares of Common Stock, or (ii) in the event the Series C Conversion Price shall be reduced, the Series C Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii)                                  “CP1” shall mean (i) in the event the Series B Conversion Price shall be reduced, the applicable Series B Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock or (ii) in the event the Series C Conversion Price shall be reduced, the applicable Series C Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)                               “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock and the Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)                              “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(v)                                 “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(c)                                  For the avoidance of doubt, the Series A Conversion Price shall not be subject to adjustment pursuant to this Subsection 4.4.4.

4.4.5                     Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                 Cash and Property: Such consideration shall: (i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest; (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)                                 Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6                     Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5                               Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price and the Series C Conversion Price in effect immediately before that subdivision shall each be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price and the Series C Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6                               Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price and the Series C Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(i)                                     the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such dividend or distribution or the close of business on such record date, and

(ii)                                  the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such dividend or distribution or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price and/or the Series C Conversion Price, as the case may be, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price and/or the Series C Conversion Price, as the case may be, shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, had been converted into Common Stock on the date of such event.

4.7                               Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a dividend or distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8                               Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price or the Series C Conversion Price, as the case may be), shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9                               Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price or Series C Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price of each series of Preferred Stock held by such holder then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable.

4.10                        Notice of Record Date. In the event:

(a)                                 the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the

Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                                 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.                                      Mandatory Conversion.

5.1                               Trigger Events. Upon the earliest to occur of: (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40 million of proceeds to the Corporation, (b) a Deemed Liquidation Event pursuant to Subsection 2.3.1 resulting in at least (i) $250 million of proceeds to the Corporation or holders of the capital stock of the Corporation, as applicable, if such closing occurs on or before March 31, 2017 or (ii) $500 million of proceeds to the Corporation or holders of the capital stock of the Corporation, as applicable, if such closing occurs after March 31, 2017 or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock, voting together as a single class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2                               Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

6.                                      Redemption.

6.1                               Redemption. Shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at (i) a price per share of Series C Preferred Stock equal to the Series C Original Issue Price per share, plus any dividends declared but unpaid thereon (the “Series C Redemption Price”), (ii) a price per share of Series B-1 Preferred Stock equal to the Series B-1 Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon and any other dividends declared but unpaid thereon (the “Series B-1 Redemption Price”) and (iii) a price per share of Series B Preferred Stock equal to the Series B Original Issue Price per share, plus any dividends declared but unpaid thereon (the “Series B Redemption Price”), in each case in three annual installments commencing not more than 60 days after receipt by the Corporation at any time on or after March 31, 2017, from the holders of a majority of the then outstanding shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock, voting together as a single class, of written notice requesting redemption of all shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock. The date of each such installment shall be referred to as a “Redemption Date.” On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock owned by each holder, that number of outstanding shares of Series C Preferred Stock, Series B-1 Preferred Stock

and Series B Preferred Stock determined by dividing (i) the total number of shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); provided, however, that Excluded Shares (as such term is defined in Subsection 6.2) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock to be redeemed on such Redemption Date, he Corporation shall redeem a pro rata portion of each holder’s Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock in accordance with the preferences and priorities set forth in Subsections 2.1 and 2.1.3 hereof.

6.2                               Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(a)                                 the number of shares of Series C Preferred Stock, Series B-1 Preferred Stock and/or Series B Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)                                 the Redemption Date and the Series C Redemption Price, Series B-1 Redemption Price and/or Series B Redemption Price, as applicable;

(c)                                  the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d)                                 that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series C Preferred Stock, Series B-1 Preferred Stock and/or Series B Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Series C Preferred Stock, Series B-1 Preferred Stock and/or Series B Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6, then the shares of Series C Preferred Stock, Series B-1 Preferred Stock and/or Series B Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares.” Excluded Shares shall not be redeemed or redeemable pursuant to this Section 6, whether on such Redemption Date or thereafter.

6.3                               Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series C Preferred Stock, Series B-1 Preferred Stock

and/or Series B Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series C Preferred Stock, Series B-1 Preferred Stock or Series B Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series C Preferred Stock, Series B-1 Preferred Stock or Series B Preferred Stock, as the case may be, shall promptly be issued to such holder.

6.4                               Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Series C Redemption Price, Series B-1 Redemption Price and/or Series B Redemption Price, as applicable, payable upon redemption of the shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series C Preferred Stock, Series B-1 Preferred Stock or Series B Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock (including Accruing Dividends with respect to such shares of Series B-1 Preferred Stock) shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Series C Redemption Price, Series B-1 Redemption Price or the Series B Redemption Price, as applicable, without interest upon surrender of their certificate or certificates therefor.

7.                                      Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8.                                      Waiver. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series C Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series B-1 Preferred Stock set forth herein may be waived on behalf of all holders of Series B-1 Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series B-1 Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series B Preferred Stock then outstanding.

9.                                      Notices. Any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

ARTICLE V

Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE VI

Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE IX

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE X

To the fullest extent permitted by applicable law, the Corporation shall provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE XI

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

* * *

3.                                      That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this Corporation in accordance with Section 228 of the General Corporation Law.

4.                                      That this Third Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this 16th day of July, 2012.

By:	/s/ Alan Heller
Alan Heller
Chairman of the Board

Signature Page to Third Amended and Restated Certificate of Incorporation

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:24 PM 12/20/2013
FILED 01:22 PM 12/20/2013
SRV 131458778 – 4698824 FILE	CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEOS THERAPEUTICS, INC.

Neos Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Neos Therapeutics, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on June 15, 2009.

SECOND: That the Board of Directors of the Corporation, by unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendments to the Third Amended and Restated Certificate of Incorporation of the Corporation, dated as of July 16, 2012 (the “Certificate”):

RESOLVED, that the first paragraph of Article IV of the Certificate be replaced in its entirety as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 30,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and (ii) 23,000,000 of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

RESOLVED, that the first paragraph of Article IV, Part B of the Certificate be replaced in its entirety as follows:

“1,170,000 shares of the authorized Preferred Stock of the Corporation arc hereby designated “Series A Preferred Stock,” 4,000,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock,” 8,830,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B-1 Preferred Stock,” and 9,000,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock,” and such Preferred Stock to have the rights, preferences, powers, privileges and restrictions, qualifications and limitations specified below. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article IV refer to sections and subsections of Part B of this Article IV.”

THIRD: That in lieu of a meeting, the requisite number of stockholders have given written consent to said amendment in accordance with the Certificate and the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law.

FIFTH: All other provisions of the Certificate shall remain in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed this 20th day of December, 2013.

NEOS THERAPEUTICS, INC.

By:	/s/ Alan Heller
	Name:	Alan Heller
	Title:	COB

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:58 PM 03/25/2014
FILED 06:53 PM 03/25/2014
SRV 140379495 – 4698824 FILE

CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEOS THERAPEUTICS, INC.

Neos Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Neos Therapeutics, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on June 15, 2009.

SECOND: That the Board of Directors of the Corporation unanimously adopted a resolution at a meeting of the Board of Directors on March 21, 2014, at which all Directors were present, proposing and declaring advisable the following amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation, dated as of July 16, 2012 (the “Certificate”):

RESOLVED, that section 6.1 of the Certificate be replaced in its entirety as follows:

“6.1        Redemption. Shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at (i) a price per share of Series C Preferred Stock equal to the Series C Original Issue Price per share, plus any dividends declared but unpaid thereon (the “Series C Redemption Price”), (ii) a price per share of Series B-1 Preferred Stock equal to the Series B-1 Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon and any other dividends declared but unpaid thereon (the “Series B-1 Redemption Price”) and (iii) a price per share of Series B Preferred Stock equal to the Series B Original Issue Price per share, plus any dividends declared but unpaid thereon (the “Series B Redemption Price”), in each case in three annual installments commencing not more than 60 days after receipt by the Corporation at any time on or after November 1, 2017, from the holders of a majority of the then outstanding shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock, voting together as a single class, of written notice requesting redemption of all shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock. The date of each such installment shall be referred to as a “Redemption Date.” On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock owned by each holder, that number of outstanding shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock determined by dividing (i) the total number of shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); provided, however, that Excluded Shares (as such term is defined in Subsection 6.2) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem pro rata portion of each holder’s Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock out of funds legally available therefor, based upon the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock in accordance with the preferences and priorities set forth in Subsections 2.1 and 2.1.3 hereof.

THIRD: That in lieu of a meeting, the requisite number of stockholders have given written consent to said amendment in accordance with the Certificate and the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law.

FIFTH: All other provisions of the Certificate shall remain in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed this 25th day of March, 2014.

NEOS THERAPEUTICS, INC.

By:	/s/ Vipin K. Garg, Ph.D.
	Name:	Vipin K. Garg, Ph.D.
	Title:	CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:04 PM 12/29/2014
FILED 01:58 PM 12/29/2014
SRV 141593514 – 4698824 FILE

CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEOS THERAPEUTICS, INC.

Neos Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Neos Therapeutics, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on June 15, 2009.

SECOND: That the Board of Directors of the Corporation, by unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendments to the Third Amended and Restated Certificate of Incorporation of the Corporation, dated as of July 16, 2012, as amended December 20, 2013 and March 25, 2014 (the “Certificate”):

RESOLVED, that the first paragraph of Article IV of the Certificate be replaced to read in its entirety as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 35,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and (ii) 27,500,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

RESOLVED, that the first paragraph of Article IV, Part B of the Certificate be replaced to read in its entirety as follows:

“1,170,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock,” 4,000,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock,” 8,830,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B-1 Preferred Stock,” and 13,500,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock,” and such Preferred Stock to have the rights, preferences, powers, privileges and restrictions, qualifications and limitations specified below. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article IV refer to sections and subsections of Part B of this Article IV.”

THIRD: That in lieu of a meeting, the requisite number of stockholders have given written consent to said amendment in accordance with the Certificate and the provisions of Section 228 of the General Corporation Law.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law.

FIFTH: All other provisions of the Certificate shall remain in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed this 29th day of December, 2014.

NEOS THERAPEUTICS, INC.

By:	/s/ Vipin K. Garg
	Name:	Vipin K. Garg
	Title:	President & CEO